Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Intrepid Mining, LLC of our report dated April 7, 2006 relating to our audit of the consolidated financial statements of Intrepid Mining, LLC for the year ended December 31, 2005, appearing in the Prospectus, which is also incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado

April 22, 2008